UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2016

_______________________________

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Akerman LLP, Suite 1600, 350 East Las Olas Boulevard, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the Board of Directors of Swisher Hygiene Inc. (the “Company”) appointed Albert J. Detz as Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company.

Mr. Detz, 68, has served as Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of Swisher Hygiene Inc. since April 1, 2016.  Mr. Detz served as Chief Financial Officer and Treasurer of theglobe.com from June 2004 to February 2005, and thereafter began and continues to perform various financial and consulting services for theglobe.com and Dancing Bear Investments, Inc. (both operators of various online businesses) on a project basis. From October 2002 to June 2004, Mr. Detz was retired. From January 2001 to September 2002, Mr. Detz served as Vice President, Finance for NationsRent, Inc. From July 1998 to August 2000, Mr. Detz served as Senior Vice President and Chief Financial Officer of Gerald Stevens, Inc. During 1998 and 1999, Mr. Detz additionally served as Vice President, Chief Financial Officer of Data Core Software Corporation during their development stage period. Mr. Detz worked at Blockbuster Entertainment Group, a division of Viacom Inc. from 1991 to 1997, having most recently served as Senior Vice President and Chief Financial Officer from October 1994 to June 1997. Prior to Blockbuster, Mr. Detz served in various finance related positions including Vice President, Corporate Controller, for 11 years within the Computer Systems Division of Gould Electronics, Inc., and at Encore Computer Corporation. Prior to these experiences, Mr. Detz worked in the audit department of Coopers & Lybrand. Mr. Detz is a graduate of the Pennsylvania State University where he received his Bachelor’s degree in Business Administration.

Also, on April 1, 2016, the Company entered into a Consulting Agreement with Mr. Detz.  Pursuant to the consulting agreement, Mr. Detz will serve as Senior Vice President and Chief Financial Officer of the Company.  The consulting agreement has an indeterminate term and may be cancelled by either party on sixty days advance notice.  Mr. Detz’s compensation pursuant to the consulting agreement will be the greater of $15,000 per calendar quarter or $150 per hour, calculated on a quarterly basis.  The foregoing description of the material terms of the consulting agreement with Mr. Detz is qualified by reference to the terms of the consulting agreement filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Also, on April 1, 2016, the Company entered into a Consulting Agreement with Richard L. Handley, President, Chief Executive Officer and Secretary of the Company.  The consulting agreement has an initial term effective January 1, 2016 and ending December 31, 2016 and may be extended by mutual agreement of the parties.  Pursuant to the consulting agreement in addition to his responsibilities as Chairman of the Board of Directors of the Company, commencing April 1, 2016, and for the remainder of the term of the consulting agreement, Mr. Handley will serve as the President, Chief Executive Officer and Secretary of the Company.  Pursuant to the consulting agreement, and in lieu of director fees, Mr. Handley will receive a fee of $50,000 per calendar quarter.  The foregoing description of the material terms of the consulting agreement with Mr. Handley is qualified by reference to the terms of the consulting agreement filed with this report as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

10.1           Consulting Agreement, dated April 1, 2016, by and between Swisher Hygiene Inc. and Albert J. Detz.

10.2           Consulting Agreement, dated April 1, 2016, by and between Swisher Hygiene Inc. and Richard L. Handley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: April 7, 2016	By:	/s/ Richard L. Handley
Richard L. Handley
President, Chief Executive Officer and Secretary